Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-76820, 333-100637, 333-117125, 333-102592 and 333-110115 on Form S-3, Registration Statement Nos. 333-64495, 333-33481, 333-99099 and 333-108419 on Form S-8 of our reports dated March 9, 2006, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Altair Nanotechnologies Inc. and subsidiaries for the year ended December 31, 2005.

/s/ PERRY-SMITH LLP

Sacramento, California
March 9, 2006